Exhibit 99.1

INVESTOR CONTACT:

Denise Warren, SVP/CFO

615-764-3013

MEDIA CONTACT:

Beth Wright, VP – Communications

615-764-301

Capella Healthcare Acquires

Muskogee Community Hospital

Muskogee Community Hospital and Muskogee Regional Medical Center

To Become One Health System

July 1, 2012. Franklin, Tenn. – The partnership between Muskogee Regional Medical Center and Muskogee Community Hospital that will unite the hospitals into one comprehensive health system has been finalized, officials announced today.

Both hospitals, located in Muskogee, Okla., are now operated jointly by Capella Healthcare, which entered into a long-term lease and assumed management of Muskogee Community Hospital effective today.

“We are excited to welcome Muskogee Community Hospital to the Capella family of hospitals,” said Dan Slipkovich, Chief Executive Officer of Capella Healthcare. “The goal of this collaboration is to be able to better meet the healthcare needs of Muskogee and the surrounding communities as we respond to the call for closer collaboration between providers under healthcare reform. By working together, we can improve access to healthcare for our community as well as enhance quality and efficiency of care.”

This will be achieved by merging the strengths and capacity of both hospitals into a unified system of healthcare providers to serve Muskogee and the surrounding region. The structure of this single comprehensive organization will create opportunities for expanding access to care.

Capella has operated Muskogee Regional Medical Center since 2007, when it entered into a 40-year long-term lease of the 275-bed acute-care hospital. Muskogee Community Hospital, a physician-owned and operated facility licensed for 45 beds, was opened in 2009. Both hospitals are accredited by The Joint Commission.

“This partnership will allow us to enhance existing services and eventually attract new services for the region we serve,” said Kevin Fowler, Chief Executive Officer of Muskogee Regional Medical Center, who assumes the position of CEO for the new system. “By combining the operations of these two facilities, we will be in a better position to serve the community and to attract patients who otherwise are leaving Muskogee for care. We are driven by one goal above all others – to build the strongest possible healthcare system that puts quality patient care first.”

Over the next 30-60 days, the combined organization will enter a transition period. During this time, the Transition Team will be working closely with physicians and staff to determine the smartest ways to integrate care and to determine which services will be offered at each campus.

About Capella Healthcare

Capella Healthcare partners with communities to build strong local healthcare systems that are known for quality patient care. Based in Franklin, Tenn., Capella owns and/or operates 15 acute care and specialty hospital facilities in seven states. With the philosophy that all healthcare is local, Capella collaborates with each hospital’s medical staff, board and community leadership to take care to the next level. The company has access to significant leadership and financial resources, investing in its family of hospitals to strengthen and expand services and facilities. For more information, visit the website, www.CapellaHealthcare.com.

Certain statements contained in this release may constitute forward-looking statements that involve risks and uncertainties. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Capella Healthcare’s or management’s intent, belief or expectations, including statements about ultimate creation of this proposed joint venture and future operational plans of the proposed joint venture. Actual future events or results may differ materially from these statements. No assurance can be given that the parties will enter into a definitive agreement or that the proposed joint venture will be formed. Readers also should refer to the documents filed by Capella Healthcare, Inc. with the Securities and Exchange Commission, specifically the most recent filings which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including execution of growth, acquisition and business strategies. These and other applicable risks are summarized under the caption Risk Factors in Capella Healthcare’s Securities and Exchange Commission filings. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

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